RenaissanceRe Reports $161.1 Million of Net Income Available to Common Shareholders and $69.8 million of Operating Loss Attributable to Common Shareholders in Q1 2025.
•Growth in book value per share of 0.2% and growth in tangible book value per share plus change in accumulated dividends of 0.9%, in Q1 2025.
•Repurchased approximately 1.5 million common shares at an aggregate cost of $361.1 million and an average price of $242.08 per common share.
•Annualized return on average common equity of 6.6% and annualized operating return on average common equity of (2.9)% despite the 2025 Large Loss Events (which includes the California Wildfires) having a net negative impact of $702.8 million, after tax, on net income available to common shareholders.
•Total investment result of $738.3 million with net investment income of $405.4 million and mark-to-market gains of $332.9 million.
•Combined ratio of 128.3% and adjusted combined ratio of 126.4%, which included a 52.6 percentage point impact from the 2025 Large Loss Events.
•Casualty and Specialty combined ratio of 111.1% and adjusted combined ratio of 108.8%, which included a 9.2 percentage point impact from the 2025 Large Loss Events.
•Fee income of $30.5 million impacted by the California Wildfires, with management fees of $46.1 million and performance fees of $(15.6) million.

Pembroke, Bermuda, April 23, 2025 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the first quarter of 2025.

Net Income Available to Common Shareholders per Diluted Common Share: $3.27 Operating Loss Attributable to Common Shareholders per Diluted Common Share: $(1.49)
Underwriting Loss $(770.6)M	Fee Income $30.5M	Net Investment Income $405.4M
Change in Book Value per Common Share: 0.2% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 0.9%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “This quarter, we grew our primary metric, tangible book value per share plus accumulated dividends, against a backdrop of elevated natural catastrophe losses and significant macroeconomic volatility. We also recorded an annualized return on average common equity of 6.6% and a modest operating loss while returning $380 million of capital to our shareholders through buybacks and dividends. Our ability to deliver enduring shareholder value in times of instability demonstrates the strength of RenaissanceRe’s platform, the benefit of our Three Drivers of Profit and the value we bring as a risk provider.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended March 31,
(in thousands, except per share amounts and percentages)	2025	2024
Gross premiums written	$4,155,503	$3,990,684
Net premiums written	3,443,529	3,199,573
Net premiums earned	2,720,781	2,443,910
Underwriting income (loss)	(770,597)	540,682
Combined ratio	128.3%	77.9%
Adjusted combined ratio (1)	126.4%	75.4%

Net Income (Loss)
Available (attributable) to common shareholders	161,147	364,798
Available (attributable) to common shareholders per diluted common share	$3.27	$6.94
Return on average common equity - annualized	6.6%	16.4%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	(69,754)	636,379
Available (attributable) to common shareholders per diluted common share (1)	$(1.49)	$12.18
Operating return on average common equity - annualized (1)	(2.9)%	28.7%

Book Value per Share
Book value per common share	$196.18	$170.92
Quarterly change in book value per share (2)	0.2%	3.5%
Quarterly change in book value per common share plus change in accumulated dividends (2)	0.4%	3.7%

Tangible Book Value per Share (1)
Tangible book value per common share plus accumulated dividends (1)	$206.79	$175.92
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	0.9%	5.3%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change in value during the periods presented.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 148.7%, including a 113.5 percentage point impact from the California Wildfires

Property Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$2,130,833	$1,889,881	12.7%
Net premiums written	1,690,994	1,397,618	21.0%
Net premiums earned	1,247,950	936,083	33.3%
Underwriting income (loss)	(607,218)	534,428

Underwriting Ratios
Net claims and claim expense ratio - current accident year	145.1%	26.6%	118.5	pts
Net claims and claim expense ratio - prior accident years	(15.0)%	(10.1)%	(4.9)	pts
Net claims and claim expense ratio - calendar year	130.1%	16.5%	113.6	pts
Underwriting expense ratio	18.6%	26.4%	(7.8)	pts
Combined ratio	148.7%	42.9%	105.8	pts
Adjusted combined ratio (1)	147.1%	40.5%	106.6	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $241.0 million, or 12.7%, driven by:
–an increase of $325.5 million, or 24.3%, in the catastrophe class, driven by a $361.9 million increase in reinstatement premiums, primarily related to the California Wildfires;
–otherwise gross premiums written in the catastrophe class remained relatively flat, with rate reductions at the January 1st renewals largely offset by other opportunities for growth
–partially offset by a decrease of $84.6 million in the other property class, primarily as a result of downwards premium adjustments on prior underwriting years.
•Net premiums written increased by $293.4 million, or 21.0%, driven by the increase in gross premiums written and a decrease in ceded premiums written.
•Net claims and claim expense ratio - current accident year increased by 118.5 percentage points, due to the impact of the California Wildfires, which added 159.4 percentage points to the catastrophe class and 29.6 percentage points to the other property class.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 15.0%, primarily driven by:
–net favorable development of $67.4 million in the catastrophe class, primarily driven by the weather-related large losses in 2021, 2022 and 2023; and
–net favorable development of $119.7 million in the other property class, primarily from attritional losses.

•Underwriting expense ratio decreased 7.8 percentage points, primarily due to:
–a 6.4 percentage point decrease in the acquisition expense ratio, primarily driven by the increase in net reinstatement premiums and the reversal of profit commissions, each as a result of the California Wildfires; and
–a 1.4 percentage point decrease in the operating expense ratio, primarily due to the increase in net reinstatement premiums.
•Combined ratio and adjusted combined ratio each increased primarily due to the impact of the California Wildfires.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 111.1% and adjusted combined ratio of 108.8%, including a 9.2 percentage point impact from the 2025 Large Loss Events

Casualty and Specialty Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$2,024,670	$2,100,803	(3.6)%
Net premiums written	1,752,535	1,801,955	(2.7)%
Net premiums earned	1,472,831	1,507,827	(2.3)%
Underwriting income (loss)	(163,379)	6,254

Underwriting Ratios
Net claims and claim expense ratio - current accident year	76.7%	67.3%	9.4	pts
Net claims and claim expense ratio - prior accident years	(0.6)%	(0.2)%	(0.4)	pts
Net claims and claim expense ratio - calendar year	76.1%	67.1%	9.0	pts
Underwriting expense ratio	35.0%	32.5%	2.5	pts
Combined ratio	111.1%	99.6%	11.5	pts
Adjusted combined ratio (1)	108.8%	97.1%	11.7	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $76.1 million, or 3.6%, driven by:
–changes in premium estimates on business written in prior underwriting years;
–partially offset by growth on the Company’s existing mortgage book of business.
•Net premiums written decreased by 2.7%, consistent with the drivers for gross premiums written discussed above.
•Net claims and claim expense ratio - current accident year increased by 9.4 percentage points compared to Q1 2024, principally driven by the impact of the 2025 Large Loss Events which added 9.7 percentage points to the current accident year ratio.
•Net claims and claim expense ratio - prior accident years reflects net favorable development principally driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses from the other specialty and credit classes.
•Underwriting expense ratio increased 2.5 percentage points, which consisted of:
–a 3.0 percentage point increase in the net acquisition expense ratio, driven by changes in the mix of business due to increased mortgage business, which carries higher acquisition costs, and ceded impacts in the quarter.

•Combined ratio and adjusted combined ratio each increased primarily due to the impact of the 2025 Large Loss Events.
Fee Income: $30.5 million of fee income, down 63.5% from Q1 2024

Fee Income
	Three months ended March 31,		Q/Q Change
(in thousands)	2025	2024
Total management fee income	$46,061	$56,053	$(9,992)
Total performance fee income (loss) (1)	(15,604)	27,497	(43,101)
Total fee income	$30,457	$83,550	$(53,093)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income decreased, reflecting:
–a reduction in management fees from DaVinci as a result of the 2025 Large Loss Events; and
–recapture of previously deferred management fees in Q1 2024, which did not repeat in Q1 2025.
•Performance fee loss in Q1 2025, as compared to income in Q1 2024, as a result of the 2025 Large Loss Events, which primarily impacted DaVinci and certain structured reinsurance products.
Investment Results: Net investment income increased by $14.6 million and net realized and unrealized gains improved by $546.6 million from Q1 2024

Investment Results
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2025	2024
Net investment income	$405,353	$390,775	$14,578
Net realized and unrealized gains (losses) on investments	332,940	(213,654)	546,594
Total investment result	$738,293	$177,121	$561,172
Net investment income return - annualized	5.1%	5.7%	(0.6)	pts
Total investment return - annualized	9.3%	2.8%	6.5	pts
•Net investment income increased by $14.6 million, primarily due to higher average invested assets in the fixed maturity investments portfolio, partially offset by decreases in market yields.
•Net realized and unrealized gains on investments improved by $546.6 million, mainly driven by:
–net realized and unrealized gains on fixed maturity investments trading of $236.3 million, primarily due to decreases in market yields in Q1 2025, as compared to net realized and unrealized losses of $202.2 million in Q1 2024, primarily due to increases in market yields; and
–an increase in net realized and unrealized gains on investment-related derivatives of $199.5 million, primarily as a result of gains on interest rate futures, due to market yield movements, and gains on commodity futures, following price increases on the underlying commodities.
•Total investments were $33.6 billion at March 31, 2025 (December 31, 2024 - $32.6 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.2% and 2.7 years, respectively (December 31, 2024 - 5.4% and 2.9 years, respectively).

Other Items of Note
•Net loss attributable to redeemable noncontrolling interests of $195.3 million was primarily driven by:
–underwriting losses across vehicles, particularly in DaVinci and Vermeer, driven by the California Wildfires; partially offset by
–net investment income and net realized and unrealized gains in the investment portfolios of the Company’s joint ventures and managed funds.
•Income tax benefit of $45.5 million in Q1 2025, compared to an expense of $15.4 million in Q1 2024. The income tax benefit was primarily driven by a $37.3 million tax benefit recorded due to a valuation allowance release against a specific deferred tax asset, as well as underwriting losses due to the 2025 Large Loss Events. This benefit was partially offset by income tax expense related to investment income, mark-to-market gains and other items.
•Share Repurchases of 1.5 million common shares at an aggregate cost of $361.1 million and an average price of $242.08 per common share. Repurchased an additional 278.0 thousand common shares at an aggregate cost of $65.3 million and an average price of $234.83 per common share from April 1, 2025 through April 21, 2025.
•Launch of Medici UCITS, a new Irish domiciled property catastrophe bond fund, a sub-fund of RenaissanceRe Medici ICAV, in March 2025. Medici UCITS is purpose-built to provide European and other global investors with access to RenaissanceRe’s catastrophe bond investment strategy through a dedicated European-regulated UCITS structure. Medici UCITS launched with $341.5 million in total capital, made up of a combination of primarily existing partner capital, new partner capital and a $140.0 million co-investment from the Company.
•Raised third party capital of $461.8 million, primarily through Fontana ($129.2 million), DaVinci ($69.7 million), Medici ($61.5 million), and Medici UCITS ($201.5 million) which included $176.5 million transferred in kind from Medici as noted below.
•Return of third party capital of $406.2 million, including $72.0 million in Fontana, and $254.1 million in Medici which included $176.5 million that was transferred in kind to Medici UCITS.
•Offering of $500.0 million principal amount of the Company’s 5.800% Senior Notes due 2035 completed on February 25, 2025. The Company received net proceeds of approximately $493.5 million from the offering of senior notes after deducting the underwriting discounts and estimated offering expenses payable.
•Offering of $300.0 million principal amount of DaVinciRe Holdings Ltd. 5.950% Senior Notes due 2035 completed on March 5, 2025.
•RenaissanceRe Finance repaid in full at maturity the aggregate principal amount of $300.0 million, plus applicable accrued interest, of its 3.700% Senior Notes due 2025 on April 1, 2025.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result, (2) redeemable noncontrolling interest and (3) income tax benefit (expense) beginning in the first quarter of 2025. Prior to January 1, 2025, net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders did not include any related income tax benefit (expense) as it was not meaningful prior to the implementation of the corporate income tax in Bermuda effective January 1, 2025.
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of the events, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended March 31, 2025	California Wildfires (1)	Other 2025 Large Loss Events (2)	2025 Large Loss Events (3)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(1,217,837)	$—	$(1,217,837)
Net negative impact on Casualty and Specialty segment underwriting result	(37,178)	(98,253)	(135,431)
Net negative impact on underwriting result	$(1,255,015)	$(98,253)	$(1,353,268)
Percentage point impact on consolidated combined ratio	48.4	3.5	52.6
Net negative impact on the consolidated financial statements

Three months ended March 31, 2025	California Wildfires (1)	Other 2025 Large Loss Events (2)	2025 Large Loss Events (3)
(in thousands)
Net claims and claims expenses incurred	$(1,592,897)	$(108,467)	$(1,701,364)
Assumed reinstatement premiums earned	335,009	11,362	346,371
Ceded reinstatement premiums earned	(22,650)	(1,148)	(23,798)
Earned (lost) profit commissions	25,523	—	25,523
Net negative impact on underwriting result	(1,255,015)	(98,253)	(1,353,268)
Income tax benefit (expense)	114,660	11,040	125,700
Redeemable noncontrolling interest	507,629	17,167	524,796
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(632,726)	$(70,046)	$(702,772)

(1)The “California Wildfires” were a series of wildfires that burned throughout southern California in January 2025.
(2)“Other 2025 Large Loss Events” represents: the crash of American Airlines flight 5342 in January 2025, and certain refinery fires in the first quarter of 2025.
(3)“2025 Large Loss Events” includes the California Wildfires and the Other 2025 Large Loss Events.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, April 24, 2025 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - News & Events - Investor Calendar” section of the Company’s website at www.renre.com. An archive of the call will be available from approximately 1:00 p.m. ET on April 24, 2025, through midnight ET on May 1, 2025.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry, industry capital, and government initiatives and regulatory matters affecting the (re)insurance industries, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and in the Middle East; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2025	March 31, 2024
Revenues
Gross premiums written	$4,155,503	$3,990,684
Net premiums written	$3,443,529	$3,199,573
Decrease (increase) in unearned premiums	(722,748)	(755,663)
Net premiums earned	2,720,781	2,443,910
Net investment income	405,353	390,775
Net foreign exchange gains (losses)	(7,328)	(35,683)
Equity in earnings (losses) of other ventures	17,828	14,127
Other income (loss)	914	(50)
Net realized and unrealized gains (losses) on investments	332,940	(213,654)
Total revenues	3,470,488	2,599,425
Expenses
Net claims and claim expenses incurred	2,743,758	1,166,123
Acquisition expenses	647,435	630,921
Operational expenses	100,185	106,184
Corporate expenses	22,810	39,252
Interest expense	27,086	23,104
Total expenses	3,541,274	1,965,584
Income (loss) before taxes	(70,786)	633,841
Income tax benefit (expense)	45,525	(15,372)
Net income (loss)	(25,261)	618,469
Net (income) loss attributable to redeemable noncontrolling interests	195,252	(244,827)
Net income (loss) attributable to RenaissanceRe	169,991	373,642
Dividends on preference shares	(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$161,147	$364,798

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$3.29	$6.96
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$3.27	$6.94
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$(1.49)	$12.18

Average shares outstanding - basic	48,334	51,678
Average shares outstanding - diluted	48,514	51,828

Net claims and claim expense ratio	100.8%	47.7%
Underwriting expense ratio	27.5%	30.2%
Combined ratio	128.3%	77.9%

Return on average common equity - annualized	6.6%	16.4%
Operating return on average common equity - annualized (1)	(2.9)%	28.7%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2025	December 31, 2024
Assets
Fixed maturity investments trading, at fair value	$23,310,208	$23,562,514
Short term investments, at fair value	5,054,254	4,531,655
Equity investments, at fair value	887,508	117,756
Other investments, at fair value	4,239,952	4,324,761
Investments in other ventures, under equity method	101,227	102,770
Total investments	33,593,149	32,639,456
Cash and cash equivalents	1,632,797	1,676,604
Premiums receivable	8,437,901	7,290,228
Prepaid reinsurance premiums	1,213,867	888,332
Reinsurance recoverable	4,577,895	4,481,390
Accrued investment income	216,780	238,290
Deferred acquisition costs and value of business acquired	1,684,843	1,552,359
Deferred tax asset	764,711	701,053
Receivable for investments sold	160,587	91,669
Other assets	664,706	444,037
Goodwill and other intangible assets	686,147	704,132
Total assets	$53,633,383	$50,707,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,857,131	$21,303,491
Unearned premiums	6,999,119	5,950,415
Debt	2,753,738	1,886,689
Reinsurance balances payable	2,857,122	2,804,344
Payable for investments purchased	551,871	150,721
Other liabilities	575,726	1,060,129
Total liabilities	36,594,707	33,155,789
Redeemable noncontrolling interests	6,690,173	6,977,749
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	48,928	50,181
Additional paid-in capital	1,146,653	1,512,435
Accumulated other comprehensive income (loss)	(14,844)	(14,756)
Retained earnings	8,417,766	8,276,152
Total shareholders’ equity attributable to RenaissanceRe	10,348,503	10,574,012
Total liabilities, noncontrolling interests and shareholders’ equity	$53,633,383	$50,707,550

Book value per common share	$196.18	$195.77

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,130,833	$2,024,670	$—	$4,155,503
Net premiums written	$1,690,994	$1,752,535	$—	$3,443,529
Net premiums earned	$1,247,950	$1,472,831	$—	$2,720,781
Net claims and claim expenses incurred	1,623,257	1,120,501	—	2,743,758
Acquisition expenses	167,645	479,790	—	647,435
Operational expenses	64,266	35,919	—	100,185
Underwriting income (loss)	$(607,218)	$(163,379)	$—	(770,597)
Net investment income			405,353	405,353
Net foreign exchange gains (losses)			(7,328)	(7,328)
Equity in earnings (losses) of other ventures			17,828	17,828
Other income (loss)			914	914
Net realized and unrealized gains (losses) on investments			332,940	332,940
Corporate expenses			(22,810)	(22,810)
Interest expense			(27,086)	(27,086)
Income (loss) before taxes				(70,786)
Income tax benefit (expense)			45,525	45,525
Net (income) loss attributable to redeemable noncontrolling interests			195,252	195,252
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$161,147

Net claims and claim expenses incurred – current accident year	$1,810,315	$1,129,317	$—	$2,939,632
Net claims and claim expenses incurred – prior accident years	(187,058)	(8,816)	—	(195,874)
Net claims and claim expenses incurred – total	$1,623,257	$1,120,501	$—	$2,743,758

Net claims and claim expense ratio – current accident year	145.1%	76.7%		108.0%
Net claims and claim expense ratio – prior accident years	(15.0)%	(0.6)%		(7.2)%
Net claims and claim expense ratio – calendar year	130.1%	76.1%		100.8%
Underwriting expense ratio	18.6%	35.0%		27.5%
Combined ratio	148.7%	111.1%		128.3%

	Three months ended March 31, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,889,881	$2,100,803	$—	$3,990,684
Net premiums written	$1,397,618	$1,801,955	$—	$3,199,573
Net premiums earned	$936,083	$1,507,827	$—	$2,443,910
Net claims and claim expenses incurred	154,249	1,011,874	—	1,166,123
Acquisition expenses	185,782	445,139	—	630,921
Operational expenses	61,624	44,560	—	106,184
Underwriting income (loss)	$534,428	$6,254	$—	540,682
Net investment income			390,775	390,775
Net foreign exchange gains (losses)			(35,683)	(35,683)
Equity in earnings (losses) of other ventures			14,127	14,127
Other income (loss)			(50)	(50)
Net realized and unrealized gains (losses) on investments			(213,654)	(213,654)
Corporate expenses			(39,252)	(39,252)
Interest expense			(23,104)	(23,104)
Income (loss) before taxes				633,841
Income tax benefit (expense)			(15,372)	(15,372)
Net (income) loss attributable to redeemable noncontrolling interests			(244,827)	(244,827)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$364,798

Net claims and claim expenses incurred – current accident year	$248,916	$1,014,288	$—	$1,263,204
Net claims and claim expenses incurred – prior accident years	(94,667)	(2,414)	—	(97,081)
Net claims and claim expenses incurred – total	$154,249	$1,011,874	$—	$1,166,123

Net claims and claim expense ratio – current accident year	26.6%	67.3%		51.7%
Net claims and claim expense ratio – prior accident years	(10.1)%	(0.2)%		(4.0)%
Net claims and claim expense ratio – calendar year	16.5%	67.1%		47.7%
Underwriting expense ratio	26.4%	32.5%		30.2%
Combined ratio	42.9%	99.6%		77.9%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2025	March 31, 2024
Property Segment
Catastrophe	$1,666,641	$1,341,137
Other property	464,192	548,744
Property segment gross premiums written	$2,130,833	$1,889,881

Casualty and Specialty Segment
General casualty (1)	$680,449	$588,566
Professional liability (2)	236,961	370,481
Credit (3)	400,753	345,132
Other specialty (4)	706,507	796,624
Casualty and Specialty segment gross premiums written	$2,024,670	$2,100,803
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2025	March 31, 2024
Fixed maturity investments trading	$284,723	$257,289
Short term investments	41,029	46,791
Equity investments
Fixed income exchange traded funds	1,184	—
Other equity investments	726	560
Other investments
Catastrophe bonds	54,754	58,249
Other	18,723	17,925
Cash and cash equivalents	11,110	14,722
	412,249	395,536
Investment expenses	(6,896)	(4,761)
Net investment income	$405,353	$390,775

Net investment income return - annualized	5.1%	5.7%

Net realized gains (losses) on fixed maturity investments trading	$10,035	$9,796
Net unrealized gains (losses) on fixed maturity investments trading	226,240	(211,996)
Net realized and unrealized gains (losses) on fixed maturity investments trading	236,275	(202,200)
Net realized and unrealized gains (losses) on investment-related derivatives	141,646	(57,806)
Net realized gains (losses) on equity investments	8	—
Net unrealized gains (losses) on equity investments	2,950	13,097
Net realized and unrealized gains (losses) on equity investments	2,958	13,097
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	(40,413)	18,907
Net realized and unrealized gains (losses) on other investments - other	(7,526)	14,348
Net realized and unrealized gains (losses) on investments	332,940	(213,654)
Total investment result	$738,293	$177,121

Total investment return - annualized	9.3%	2.8%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2025	March 31, 2024
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$161,147	$364,798
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(373,353)	232,561
Net foreign exchange losses (gains)	7,328	35,683
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	1,436	20,266
Acquisition related purchase accounting adjustments (2)	53,571	60,560
Bermuda net deferred tax asset (3)	—	(7,890)
Income tax expense (benefit) (4)	39,392	(12,772)
Net income (loss) attributable to redeemable noncontrolling interests (5)	40,725	(56,827)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$(69,754)	$636,379

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$3.27	$6.94
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(7.70)	4.49
Net foreign exchange losses (gains)	0.15	0.69
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	0.04	0.39
Acquisition related purchase accounting adjustments (2)	1.10	1.17
Bermuda net deferred tax asset (3)	—	(0.15)
Income tax expense (benefit) (4)	0.81	(0.25)
Net income (loss) attributable to redeemable noncontrolling interests (5)	0.84	(1.10)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$(1.49)	$12.18

Return on average common equity - annualized	6.6%	16.4%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(15.4)%	10.7%
Net foreign exchange losses (gains)	0.3%	1.6%
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	0.1%	0.9%
Acquisition related purchase accounting adjustments (2)	2.2%	2.7%
Bermuda net deferred tax asset (3)	—%	(0.4)%
Income tax expense (benefit) (4)	1.6%	(0.6)%
Net income (loss) attributable to redeemable noncontrolling interests (5)	1.7%	(2.6)%
Operating return on average common equity - annualized	(2.9)%	28.7%
(1)Revised from previously reported “corporate expenses associated with acquisitions and dispositions” to “expenses (revenues) associated with acquisitions, dispositions and impairments” to clarify inclusion of impairments on strategic investments related to acquisitions and dispositions.
(2)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three months ended March 31, 2025 for the acquisitions of Validus of $50.7 million (2024 - $56.9 million); and TMR and Platinum of $2.9 million (2024 - $3.7 million).
(3)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date.
(4)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(5)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	March 31, 2025	March 31, 2024
Book value per common share	$196.18	$170.92
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.02)	(14.35)
Other goodwill and intangible assets (2)	(0.19)	(0.34)
Acquisition related purchase accounting adjustments (3)	(3.66)	(7.22)
Tangible book value per common share	178.31	149.01
Adjustment for accumulated dividends	28.48	26.91
Tangible book value per common share plus accumulated dividends	$206.79	$175.92

Quarterly change in book value per common share	0.2%	3.5%
Quarterly change in book value per common share plus change in accumulated dividends	0.4%	3.7%
Quarterly change in tangible book value per common share plus change in accumulated dividends	0.9%	5.3%
(1)Represents the acquired goodwill and other intangible assets at March 31, 2025 for the acquisitions of Validus $459.2 million (2024 - $527.4 million), TMR $25.8 million (2024 - $26.9 million) and Platinum $201.2 million (2024 - $204.6 million).
(2)At March 31, 2025, the adjustment for other goodwill and intangible assets included $8.9 million (2024 - $18.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method. Previously reported “adjustment for goodwill and other intangibles” has been bifurcated into “acquisition related goodwill and other intangible assets” and “other goodwill and intangible assets.”
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at March 31, 2025 for the acquisitions of Validus $130.2 million (2024 - $323.3 million), TMR $49.6 million (2024 - $59.6 million) and Platinum $(0.6) million (2024 - $(0.8) million).

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the company, its segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended March 31, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	175.6%	83.6%	148.7%	111.1%	128.3%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.6)%	(1.5)%	(1.6)%	(2.3)%	(1.9)%
Adjusted combined ratio	174.0%	82.1%	147.1%	108.8%	126.4%

	Three months ended March 31, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	19.8%	75.3%	42.9%	99.6%	77.9%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.6)%	(0.7)%	(2.4)%	(2.5)%	(2.5)%
Adjusted combined ratio	16.2%	74.6%	40.5%	97.1%	75.4%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.